Exhibit 99.1

Alan A. Villalon, Chief Financial Officer 952.417.3733 (Office)

FOR RELEASE (10.30.2025)

ALERUS FINANCIAL CORPORATION REPORTS

Third QUARTER 2025 NET INCOME OF $16.9 MILLION

MINNEAPOLIS, MN (October 30, 2025) – Alerus Financial Corporation (Nasdaq: ALRS), or the Company, reported net income of $16.9 million for the third quarter of 2025, or $0.65 per diluted common share, compared to net income of $20.3 million, or $0.78 per diluted common share, for the second quarter of 2025, and net income of $5.2 million, or $0.26 per diluted common share, for the third quarter of 2024.

CEO Comments

President and Chief Executive Officer Katie Lorenson said, “Alerus delivered another strong quarter, building on the momentum established earlier this year. Our results reflect the strength and resilience of our diversified business model, coupled with disciplined execution by an exceptional team of professionals. The strategic addition of the Home Federal franchise and team, in addition to the transformative changes made to the commercial wealth bank over the last several years, are driving stronger results with a return on total average assets of 1.28% through the first nine months of 2025.

In the third quarter, we continued to grow our balance sheet with strong sequential organic growth in both loans and deposits. This growth propelled net interest income to $43.1 million, a record level in our company history. Fee income remains resilient and, at over 40% of total revenues, is more than double the banking industry average. Our focus on relationship-driven commercial banking, combined with growth in our retirement, benefits, and wealth management businesses, positions us well for long-term success.

With an annualized return on tangible equity over 19%, we saw exceptional tangible book value growth of almost 5% in the third quarter. We remain committed to achieving superior returns and increasing shareholder value by organically growing revenues through client expansion, managing expenses prudently, and maintaining credit discipline. Our capital and reserve levels are ready to weather potential economic uncertainty as our tangible common equity ratio is now over 8% and our allowance for credit losses on loans to total loans was 1.51% as of the end of the third quarter.

As we continue to demonstrate the ability to deliver stronger returns, I am proud of our team’s commitment and dedication to executing our strategy, supporting our clients and communities, and delivering consistent results while building sustainable value for our shareholders.”

Third Quarter Highlights

■	Return on average total assets was 1.27% in the third quarter of 2025.
■	Return on average tangible common equity (non-GAAP)(1) was 18.48% in the third quarter of 2025.
■	Earnings per diluted common share in the third quarter of 2025 of $0.65.
■	Net interest income was $43.1 million in the third quarter of 2025, an increase of 0.2% from $43.0 million in the second quarter of 2025.
■	Net interest margin was 3.50% in the third quarter of 2025, which remained stable when compared to 3.51% in the second quarter of 2025.
■	Noninterest income, which represented 40.6% of total revenues, was $29.4 million in the third quarter of 2025. Adjusted noninterest income (non-GAAP)(1) was $29.4 million in the third quarter of 2025, which was stable in comparison to adjusted noninterest income (non-GAAP)(1) of $29.7 million in the second quarter of 2025.
■	Total loans were $4.1 billion as of September 30, 2025, an increase of $109.5 million, or 2.7%, from December 31, 2024.
■	Total deposits were $4.4 billion as of September 30, 2025, an increase of $34.2 million, or 0.8%, from December 31, 2024.
■	Total retirement and benefit services assets under administration/management at September 30, 2025 were $44.0 billion, a 3.7% increase from June 30, 2025.
■	Total wealth management assets under administration/management at September 30, 2025 were $4.8 billion, a 4.3% increase from June 30, 2025.
■	Net charge-offs (recoveries) to average loans was (0.17)% in the third quarter of 2025. Adjusted net charge-offs (recoveries) to average loans (non-GAAP)(1) was (0.17)% in the third quarter of 2025, compared to adjusted net charge-offs (recoveries) to average loans (non-GAAP)(1) of 0.07% in the second quarter of 2025.
■	Tangible book value per common share (non-GAAP)(1) was $16.90 as of September 30, 2025, an increase of 4.9% from $16.11 as of June 30, 2025.
■	Tangible common equity to tangible assets ratio (non-GAAP)(1) was 8.24% as of September 30, 2025, an increase from 7.87% as of June 30, 2025.

(1)    Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Selected Financial Data (unaudited)

	As of and for the
	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(dollars and shares in thousands, except per share data)	2025	2025	2024	2025	2024
Performance Ratios
Return on average total assets	1.27%	1.53%	0.48%	1.28%	0.56%
Adjusted return on average total assets (1)	1.28%	1.41%	0.57%	1.27%	0.62%
Return on average common equity	12.80%	15.82%	5.52%	13.17%	6.43%
Return on average tangible common equity (1)	18.48%	22.65%	7.83%	19.25%	8.98%
Adjusted return on average tangible common equity (1)	18.55%	21.02%	9.04%	19.08%	9.79%
Noninterest income as a % of revenue	40.56%	42.47%	55.72%	41.09%	54.10%
Net interest margin (tax-equivalent)	3.50%	3.51%	2.23%	3.47%	2.31%
Efficiency ratio (1)	65.34%	60.66%	80.29%	64.81%	77.17%
Adjusted efficiency ratio (1)	65.22%	62.35%	77.71%	64.78%	75.50%
Net charge-offs (recoveries) to average loans	(0.17)%	0.37%	0.04%	0.08%	0.14%
Adjusted net charge-offs (recoveries) to average loans	(0.17)%	0.07%	0.04%	(0.02)%	0.14%
Dividend payout ratio	32.31%	26.92%	76.92%	31.79%	66.29%
Per Common Share
Earnings per common share - basic	$0.66	$0.79	$0.26	$1.97	$0.90
Earnings per common share - diluted	$0.65	$0.78	$0.26	$1.95	$0.89
Adjusted earnings per common share - diluted (1)	$0.66	$0.72	$0.31	$1.93	$0.98
Dividends declared per common share	$0.21	$0.21	$0.20	$0.62	$0.59
Book value per common share	$21.68	$21.00	$19.53
Tangible book value per common share (1)	$16.90	$16.11	$16.50
Average common shares outstanding - basic	25,395	25,368	19,788	25,374	19,768
Average common shares outstanding - diluted	25,713	25,714	20,075	25,693	20,037
Other Data
Retirement and benefit services assets under administration/management	$44,005,277	$42,451,544	$41,249,280
Wealth management assets under administration/management	$4,812,250	$4,613,102	$4,397,505
Mortgage originations	$142,768	$134,634	$82,388	$347,995	$245,743

(1)    Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Results of Operations

Net Interest Income

Net interest income for the third quarter of 2025 was $43.1 million, a $0.1 million, or 0.2%, increase from the second quarter of 2025. The increase was primarily due to strong organic loan growth and increased income from higher average interest-earning cash balances resulting from deposit growth.

Net interest income increased $20.6 million, or 91.4%, from $22.5 million for the third quarter of 2024. Interest income increased $18.4 million, or 35.3%, from the third quarter of 2024, primarily driven by earning assets acquired in the HMN Financial, Inc. (“HMNF”) acquisition, strong organic loan growth at higher yields, and purchase accounting accretion. Interest expense decreased $2.2 million, or 7.3%, from the third quarter of 2024, as the average borrowing balance declined, alongside a decrease in the average rate paid on deposits, which more than offset the increase in interest-bearing deposits stemming from the HMNF acquisition and organic deposit growth.

Net interest margin (on a tax-equivalent basis) (non-GAAP) was 3.50% for the third quarter of 2025, a one basis point decrease from 3.51% for the second quarter of 2025, and a 127 basis point increase from 2.23% for the third quarter of 2024. The quarter over quarter decrease was mainly attributable to lower average loan balances following the sale of a pool of hospitality loans early in the third quarter of 2025. The increase from the third quarter of 2024 was primarily driven by higher rates on interest earning assets from organic loan growth and the HMNF acquisition, purchase accounting accretion, lower rates paid on deposits, and lower borrowing balances.

Noninterest Income

Noninterest income for the third quarter of 2025 was $29.4 million, a $2.3 million, or 7.3%, decrease from the second quarter of 2025. The quarter over quarter decrease was primarily driven by decreases from the gain on sale of non-mortgage loans and wealth management revenue, partially offset by an increase in retirement and benefit services revenue. Gain on sale of non-mortgage loans decreased from the second quarter of 2025 due to a $2.1 million gain on the sale of a PCD hospitality loan during the second quarter of 2025. Wealth management revenue decreased $0.8 million, or 10.9%, from the second quarter of 2025, primarily due to the timing of the wealth management platform conversion and a decrease in brokerage and insurance commissions. Retirement and benefit services revenue increased $0.5 million, or 2.9%, from the second quarter of 2025, primarily driven by asset-based fees.

Noninterest income for the third quarter of 2025 increased by $1.1 million, or 3.8%, from the third quarter of 2024. Mortgage banking revenue increased $0.9 million, or 35.0%, in the third quarter of 2025 compared to the third quarter of 2024, primarily driven by higher mortgage originations as a result of expansion into HMNF legacy markets. Retirement and benefit services revenue increased $0.4 million, or 2.2%, in the third quarter of 2025 compared to the third quarter of 2024, primarily driven by a 6.7% increase in assets under administration/management during that same period.

Noninterest Expense

Noninterest expense for the third quarter of 2025 was $50.5 million, a $2.1 million, or 4.3%, increase from the second quarter of 2025. Compensation expense increased $0.6 million, or 2.6%, from the second quarter of 2025, primarily due to higher incentives paid. Other noninterest expense increased $0.5 million, or 33.3%, from the second quarter of 2025, primarily driven by an insurance reimbursement payment received in the second quarter of 2025. Business services, software and technology expense increased $0.4 million, or 7.1%, from the second quarter of 2025, primarily driven by platform upgrades. Professional fees and assessments increased $0.3 million, or 14.4%, from the second quarter of 2025, primarily driven by an increase in legal fees. Occupancy and equipment expense increased $0.3 million, or 11.3%, from the second quarter of 2025, primarily driven by the consolidation of two offices and the opening of a new facility in our Fargo, North Dakota market. Employee taxes and benefits expense decreased $0.5 million, or 8.1%, from the second quarter of 2025, primarily due to seasonal reductions in benefit related expenses.

Noninterest expense for the third quarter of 2025 increased $8.1 million, or 19.1%, from $42.4 million in the third quarter of 2024. The increase was primarily driven by increases in compensation expense, business services, software and technology expense, intangible amortization expense, occupancy and equipment expense, and employee taxes and benefits expense. In the third quarter of 2025, compensation expense increased $3.9 million, or 18.6%, and employee taxes and benefits expense increased $0.7 million, or 12.9%. Both compensation expense and employee taxes and benefits expense increased compared to the third quarter of 2024 primarily due to increased headcount resulting from the HMNF acquisition. Business services, software and technology expense increased $1.4 million, or 28.8%, from the third quarter of 2024, primarily driven by the increased company size following the HMNF acquisition along with multiple platform upgrades. Intangible amortization expense increased $1.4 million, or 104.7%, in the third quarter of 2025, primarily driven by the $33.5 million core deposit intangible recorded in connection with the HMNF acquisition. Occupancy and equipment expense increased $0.8 million, or 36.8%, from the third quarter of 2024, primarily driven by the increased branch footprint resulting from the HMNF acquisition.

Financial Condition

Total assets were $5.3 billion as of September 30, 2025, an increase of $68.9 million, or 1.3%, from December 31, 2024. The increase was primarily due to a $109.5 million increase in loans held for investment and a $30.8 million increase in cash and cash equivalents, partially offset by a decrease of $57.0 million in available-for-sale investment securities and a decrease of $16.4 million in held-to-maturity investment securities.

Loans Held for Investment

Total loans held for investment were $4.1 billion as of September 30, 2025, an increase of $109.5 million, or 2.7%, from December 31, 2024. The increase was primarily driven by a $69.4 million increase in commercial loans and a $40.1 million increase in consumer loans.

The following table presents the composition of our loans held for investment portfolio as of the dates indicated:

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2025	2025	2025	2024	2024
Commercial
Commercial and industrial	$702,135	$675,892	$658,446	$666,727	$606,245
Commercial real estate
Construction, land and development	349,768	352,749	360,024	294,677	173,629
Multifamily	374,761	333,307	353,060	363,123	275,377
Non-owner occupied	865,785	887,643	951,559	967,025	686,071
Owner occupied	435,320	440,170	424,880	371,418	296,366
Total commercial real estate	2,025,634	2,013,869	2,089,523	1,996,243	1,431,443
Agricultural
Land	65,900	66,395	68,894	61,299	45,821
Production	63,051	67,931	64,240	63,008	39,436
Total agricultural	128,951	134,326	133,134	124,307	85,257
Total commercial	2,856,720	2,824,087	2,881,103	2,787,277	2,122,945
Consumer
Residential real estate
First lien	894,402	901,738	907,534	921,019	690,451
Construction	34,124	35,754	38,553	33,547	11,808
HELOC	234,681	200,624	175,600	162,509	134,301
Junior lien	40,434	41,450	43,740	44,060	36,445
Total residential real estate	1,203,641	1,179,566	1,165,427	1,161,135	873,005
Other consumer	41,714	41,004	38,953	44,122	36,393
Total consumer	1,245,355	1,220,570	1,204,380	1,205,257	909,398
Total loans	$4,102,075	$4,044,657	$4,085,483	$3,992,534	$3,032,343

Deposits

Total deposits were $4.4 billion as of September 30, 2025, an increase of $34.2 million, or 0.8%, from December 31, 2024. Interest-bearing deposits increased $160.9 million and noninterest-bearing deposits decreased $126.7 million from December 31, 2024. The increase in total deposits was driven by growth in commercial deposits due to new and expanded client relationships and funding structure diversification through the utilization of callable brokered CDs. This growth was partially offset by outflows from our public funds depositors, which reached a typical season low in the third quarter of 2025.

The following table presents the composition of the Company’s deposit portfolio as of the dates indicated:

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2025	2025	2025	2024	2024
Noninterest-bearing demand	$776,791	$790,300	$889,270	$903,466	$657,547
Interest-bearing
Interest-bearing demand	1,256,687	1,214,597	1,283,031	1,220,173	1,034,694
Savings accounts	174,113	175,586	177,341	165,882	75,675
Money market savings	1,460,006	1,358,516	1,472,127	1,381,924	1,067,187
Time deposits	745,056	798,469	663,522	706,965	488,447
Total interest-bearing	3,635,862	3,547,168	3,596,021	3,474,944	2,666,003
Total deposits	$4,412,653	$4,337,468	$4,485,291	$4,378,410	$3,323,550

Asset Quality

Total nonperforming assets were $60.1 million as of September 30, 2025, a decrease of $2.8 million, or 4.4%, from December 31, 2024. As of September 30, 2025, the allowance for credit losses on loans was $62.1 million, or 1.51% of total loans, compared to $59.9 million, or 1.50% of total loans, as of December 31, 2024.

The following table presents selected asset quality data as of and for the periods indicated:

	As of and for the three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2025	2025	2025	2024	2024
Nonaccrual loans	$59,644	$51,276	$50,517	$54,433	$48,026
Accruing loans 90+ days past due	—	202	—	8,453	—
Total nonperforming loans	59,644	51,478	50,517	62,886	48,026
OREO and repossessed assets	467	751	493	—	—
Total nonperforming assets	$60,111	$52,229	$51,010	$62,886	$48,026
Net charge-offs (recoveries)	(1,715)	3,767	407	1,258	316
Net charge-offs (recoveries) to average loans	(0.17)%	0.37%	0.04%	0.13%	0.04%
Nonperforming loans to total loans	1.45%	1.27%	1.24%	1.58%	1.58%
Nonperforming assets to total assets	1.13%	0.98%	0.96%	1.20%	1.18%
Allowance for credit losses on loans to total loans	1.51%	1.47%	1.52%	1.50%	1.29%
Allowance for credit losses on loans to nonperforming loans	104%	115%	123%	95%	82%

For the third quarter of 2025, the Company had net recoveries of $1.7 million, compared to net charge-offs of $3.8 million for the second quarter of 2025 and net charge-offs of $0.3 million for the third quarter of 2024. The quarter over quarter decrease in net charge-offs was primarily driven by a $1.9 million recovery in the third quarter of 2025 related to a loan that had previously been charged-off , compared to a $3.4 million charge-off related to the sale of one PCD non-owner occupied commercial real estate hospitality loan and the transfer of a pool of non-owner occupied commercial real estate hospitality loans to non-mortgage loans held for sale in the second quarter of 2025. Of the $3.4 million charge-off in the second quarter of 2025, $3.1 million represented reserves on PCD loans acquired in the HMNF acquisition that were reserved in the day 1 accounting of the acquisition. Excluding the charge-off of such PCD reserves, the Company had adjusted net charge-offs (non-GAAP) of $0.7 million and adjusted net charge-offs to average loans (non-GAAP) of 0.07% for the second quarter of 2025.

The Company recorded no provision for credit losses for both the third quarter of 2025 and the second quarter of 2025, compared to a provision for credit losses of $1.7 million for the third quarter of 2024.

The unearned fair value adjustments on acquired loan portfolios were $47.3 million as of September 30, 2025, $70.6 million as of December 31, 2024, and $3.8 million as of September 30, 2024.

Capital

Total stockholders’ equity was $550.7 million as of September 30, 2025, an increase of $55.3 million from December 31, 2024. The change was primarily driven by an increase in retained earnings of $34.7 million and an increase in accumulated other comprehensive income of $19.0 million. Tangible book value per common share (non-GAAP) increased to $16.90 as of September 30, 2025, from $14.44 as of December 31, 2024. Tangible common equity to tangible assets (non-GAAP) increased to 8.24% as of September 30, 2025, from 7.13% as of December 31, 2024. Common equity tier 1 capital to risk weighted assets increased to 10.84% as of September 30, 2025, from 9.91% as of December 31, 2024.

The following table presents our capital ratios as of the dates indicated:

	September 30,	December 31,	September 30,
	2025	2024	2024
Capital Ratios(1)
Alerus Financial Corporation Consolidated
Common equity tier 1 capital to risk weighted assets	10.84%	9.91%	11.12%
Tier 1 capital to risk weighted assets	11.05%	10.12%	11.38%
Total capital to risk weighted assets	13.41%	12.49%	14.04%
Tier 1 capital to average assets	9.49%	8.65%	9.30%
Tangible common equity / tangible assets (2)	8.24%	7.13%	8.11%

Alerus Financial, N.A.
Common equity tier 1 capital to risk weighted assets	11.00%	10.18%	10.73%
Tier 1 capital to risk weighted assets	11.00%	10.18%	10.73%
Total capital to risk weighted assets	12.25%	11.43%	11.98%
Tier 1 capital to average assets	9.31%	8.69%	8.90%

(1)	Capital ratios for the current quarter are to be considered preliminary until the Call Report for Alerus Financial, N.A. is filed.
(2)	Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Conference Call

The Company will host a conference call at 11:00 a.m. Central Time on Friday, October 31, 2025, to discuss its financial results. Attendees are encouraged to register ahead of time for the call at investors.alerus.com. A recording of the call and transcript will be available on the Company’s investor relations website at investors.alerus.com following the call.

About Alerus Financial Corporation

Alerus Financial Corporation (Nasdaq: ALRS) is a commercial wealth bank and national retirement services provider with corporate offices in Grand Forks, North Dakota, and the Minneapolis-St. Paul, Minnesota metropolitan area. Through its subsidiary, Alerus Financial, National Association (the “Bank”), Alerus provides diversified and comprehensive financial solutions to business and consumer clients, including banking, wealth services, and retirement and benefit plans and services. Alerus provides clients with a primary point of contact to help fully understand their unique needs and delivery channel preferences. Clients are provided with competitive products, valuable insight, and sound advice supported by digital solutions designed to meet their needs.

Alerus operates 28 banking and commercial wealth offices, with locations in Grand Forks and Fargo, North Dakota; the Minneapolis-St. Paul, Minnesota metropolitan area; Rochester, Minnesota; Southern Minnesota; Marshalltown, Iowa; Pewaukee, Wisconsin; and Phoenix and Scottsdale, Arizona. Alerus also operates a commercial wealth office in La Crosse, Wisconsin. The Alerus Retirement and Benefit business serves advisors, brokers, employers, and plan participants across the United States.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized by U.S. Generally Accepted Accounting Principles, or GAAP. These non-GAAP financial measures include the ratio of tangible common equity to tangible assets, tangible book value per common share, return on average tangible common equity, efficiency ratio, pre-provision net revenue, adjusted noninterest income, adjusted noninterest expense, adjusted pre-provision net revenue, adjusted efficiency ratio, adjusted net income, adjusted return on average total assets, adjusted return on average tangible common equity, net interest margin (tax-equivalent), adjusted earnings per common share - diluted, and adjusted net charge-offs to average loans. Management uses these non-GAAP financial measures in its analysis of its performance, and believes financial analysts and investors frequently use these measures, and other similar measures, to evaluate capital adequacy and financial performance. Reconciliations of non-GAAP disclosures used in this press release to the comparable GAAP measures are provided in the accompanying tables. Management, banking regulators, many financial analysts and other investors use these measures in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions.

These non-GAAP financial measures should not be considered in isolation or as a substitute for total stockholders’ equity, total assets, book value per share, return on average assets, return on average equity, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Company calculates these non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of Alerus Financial Corporation. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature. Examples of forward-looking statements include, among others, statements the Company makes regarding our projected growth, anticipated future financial performance, financial condition, credit quality, management’s long-term performance goals, and the future plans and prospects of Alerus Financial Corporation.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, the following: the strength of the local, state, national and international economies and financial markets (including effects of inflationary pressures and future monetary policies of the Federal Reserve in response thereto); interest rate risk, including the effects of changes in interest rates; effects on the U.S. economy resulting from the threat or implementation of new, or changes to, existing policies, regulations, regulatory and other governmental agencies and executive orders, including tariffs, immigration, diversity, equity, and inclusion (DEI) and environmental, social, and governance (ESG) initiatives, consumer protection, foreign policy and tax regulations; disruptions to the global supply chain, including as a result of domestic or foreign policies; our ability to successfully manage credit risk, including in the commercial real estate portfolio, and maintain an adequate level of allowance for credit losses; business and economic conditions generally and in the financial services industry, nationally and within our market areas, including the level and impact of inflation rates and possible recession; the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time that resulted in several bank failures; our ability to raise additional capital to implement our business plan; the overall health of the local and national real estate market; credit risks and risks from concentrations (by type of borrower, geographic area, collateral, and industry) within our loan portfolio; the concentration of large loans to certain borrowers (including commercial real estate loans); the level of nonperforming assets on our balance sheet; our ability to implement organic and acquisition growth strategies, including the integration of HMNF; the commencement, cost, and outcome of litigation and other legal proceedings and regulatory actions against us or to which the Company may become subject, including with respect to pending actions relating to the Company’s previous ESOP fiduciary services commenced by government and private parties; the impact of economic or market conditions on our fee-based services; our ability to continue to grow our retirement and benefit services business; our ability to continue to originate a sufficient volume of residential mortgages; the occurrence of fraudulent activity, breaches or failures of our or our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud; interruptions involving our information technology and telecommunications systems or third-party servicers; potential losses incurred in connection with mortgage loan repurchases; the composition of our executive management team and our ability to attract and retain key personnel; rapid and expensive technological changes implemented by us and other parties in the financial services industry, including third-party vendors, which may be more difficult to implement or more expensive than anticipated or which may have unforeseen consequences to us and our customers, including the development and implementation of tools incorporating artificial intelligence; increased competition in the financial services industry, including from non-banks such as credit unions, Fintech companies and digital asset service providers; our ability to successfully manage liquidity risk, including our need to access higher cost sources of funds such as fed funds purchased and short-term borrowings; the concentration of large deposits from certain clients, including those who have balances above current Federal Deposit Insurance Corporation insurance limits; the effectiveness of our risk management framework; potential impairment to the goodwill the Company recorded in connection with our past acquisitions, including the acquisitions of Metro Phoenix Bank and HMNF; the extensive regulatory framework that applies to us; the ability of the Bank to pay dividends to us and our ability to pay dividends to our stockholders; changes in local, state and federal laws, regulations and government policies concerning the Company’s general business, including interpretation and prioritization of such laws, regulations and policies; new or revised accounting standards, as may be adopted by state and federal regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission (the “SEC”) or the Public Company Accounting Oversight Board; fluctuations in the values of the securities held in our securities portfolio, including as a result of changes in interest rates; governmental monetary, trade and fiscal policies; risks related to climate change and the negative impact it may have on our customers and their businesses; severe weather and natural disasters, and widespread disease or pandemics; acts of war or terrorism, including ongoing conflicts in the Middle East, the Russian invasion of Ukraine, or other adverse external events; any material weaknesses in our internal control over financial reporting; talent and labor shortages and employee turnover; the effects of the current U.S. government shutdown and its impact on our customers; our success at managing and responding to the risks involved in the foregoing items; and any other risks described in the “Risk Factors” sections of the reports filed by Alerus Financial Corporation with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Alerus Financial Corporation and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands, except share and per share data)

	September 30,	December 31,
	2025	2024
Assets	(Unaudited)
Cash and cash equivalents	$92,043	$61,239
Investment securities
Trading, at fair value	1,411	3,309
Available-for-sale, at fair value	531,014	588,053
Held-to-maturity, at amortized cost (with an allowance for credit losses on investments of $126 and $131, respectively)	259,225	275,585
Loans held for sale	17,757	16,518
Loans held for investment	4,102,075	3,992,534
Allowance for credit losses on loans	(62,127)	(59,929)
Net loans	4,039,948	3,932,605
Land, premises and equipment, net	44,097	39,780
Operating lease right-of-use assets	30,154	13,438
Accrued interest receivable	21,602	20,075
Bank-owned life insurance	38,997	36,033
Goodwill	85,634	85,634
Other intangible assets	35,753	43,882
Servicing rights	6,708	7,918
Deferred income taxes, net	38,497	52,885
Other assets	87,733	84,719
Total assets	$5,330,573	$5,261,673
Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$776,791	$903,466
Interest-bearing	3,635,862	3,474,944
Total deposits	4,412,653	4,378,410
Short-term borrowings	200,000	238,960
Long-term debt	59,154	59,069
Operating lease liabilities	36,918	18,991
Accrued expenses and other liabilities	71,160	70,833
Total liabilities	4,779,885	4,766,263
Stockholders’ equity
Preferred stock, $1 par value, 2,000,000 shares authorized: 0 issued and outstanding	—	—
Common stock, $1 par value, 60,000,000 and 30,000,000 shares authorized: 25,396,686 and 25,344,803 issued and outstanding	25,397	25,345
Additional paid-in capital	271,165	269,708
Retained earnings	308,464	273,723
Accumulated other comprehensive loss	(54,338)	(73,366)
Total stockholders’ equity	550,688	495,410
Total liabilities and stockholders’ equity	$5,330,573	$5,261,673

Alerus Financial Corporation and Subsidiaries

Consolidated Statements of Income

(dollars and shares in thousands, except per share data)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Interest Income	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Loans, including fees	$63,875	$63,853	$42,593	$189,222	$123,551
Investment securities
Taxable	5,091	5,310	4,596	16,108	14,008
Exempt from federal income taxes	160	160	169	480	512
Other	1,518	1,101	4,854	3,440	16,200
Total interest income	70,644	70,424	52,212	209,250	154,271
Interest Expense
Deposits	24,350	22,758	22,285	70,643	63,721
Short-term borrowings	2,506	3,982	6,706	9,327	19,748
Long-term debt	652	652	679	1,955	2,041
Total interest expense	27,508	27,392	29,670	81,925	85,510
Net interest income	43,136	43,032	22,542	127,325	68,761
Provision for credit losses	—	—	1,661	863	6,150
Net interest income after provision for credit losses	43,136	43,032	20,881	126,462	62,611
Noninterest Income
Retirement and benefit services	16,496	16,024	16,144	48,625	47,876
Wealth management	6,560	7,363	6,684	20,827	19,161
Mortgage banking	3,474	3,651	2,573	8,651	6,796
Service charges on deposit accounts	703	680	488	2,034	1,333
Gain on sale of non-mortgage loans	(35)	2,115	—	2,080	—
Other	2,232	1,930	2,474	6,607	5,891
Total noninterest income (loss)	29,430	31,763	28,363	88,824	81,057
Noninterest Expense
Compensation	24,984	24,343	21,058	72,288	60,655
Employee taxes and benefits	6,094	6,633	5,400	20,490	16,722
Occupancy and equipment expense	2,849	2,559	2,082	8,315	5,803
Business services, software and technology expense	6,285	5,868	4,879	17,905	14,823
Intangible amortization expense	2,710	2,710	1,324	8,129	3,972
Professional fees and assessments	2,676	2,339	4,267	8,010	8,633
Marketing and business development	1,069	787	764	2,821	2,200
Supplies and postage	569	490	422	1,690	1,321
Travel	385	347	330	1,019	954
Mortgage and lending expenses	1,025	940	684	2,501	1,592
Other	1,895	1,422	1,237	6,176	3,543
Total noninterest expense	50,541	48,438	42,447	149,344	120,218
Income before income tax expense	22,025	26,357	6,797	65,942	23,450
Income tax expense	5,101	6,104	1,590	15,451	5,604
Net income (loss)	$16,924	$20,253	$5,207	$50,491	$17,846
Per Common Share Data
Earnings per common share	$0.66	$0.79	$0.26	$1.97	$0.90
Diluted earnings per common share	$0.65	$0.78	$0.26	$1.95	$0.89
Dividends declared per common share	$0.21	$0.21	$0.20	$0.62	$0.59
Average common shares outstanding	25,395	25,368	19,788	25,374	19,768
Diluted average common shares outstanding	25,713	25,714	20,075	25,693	20,037

Alerus Financial Corporation and Subsidiaries

Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures (unaudited)

(dollars and shares in thousands, except per share data)

	September 30,	June 30,	December 31,	September 30,
	2025	2025	2024	2024
Tangible Common Equity to Tangible Assets
Total common stockholders’ equity	$550,688	$533,155	$495,410	$386,486
Less: Goodwill	85,634	85,634	85,634	46,783
Less: Other intangible assets	35,753	38,462	43,882	13,186
Tangible common equity (a)	429,301	409,059	365,894	326,517
Total assets	5,330,573	5,323,822	5,261,673	4,084,640
Less: Goodwill	85,634	85,634	85,634	46,783
Less: Other intangible assets	35,753	38,462	43,882	13,186
Tangible assets (b)	5,209,186	5,199,726	5,132,157	4,024,671
Tangible common equity to tangible assets (a)/(b)	8.24%	7.87%	7.13%	8.11%
Tangible Book Value Per Common Share
Tangible common equity (a)	429,301	409,059	365,894	326,517
Total common shares issued and outstanding (c)	25,397	25,389	25,345	19,790
Tangible book value per common share (a)/(c)	$16.90	$16.11	$14.44	$16.50

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Return on Average Tangible Common Equity
Net income	$16,924	$20,253	$5,207	$50,491	$17,846
Add: Intangible amortization expense (net of tax) (1)	2,141	2,141	1,046	6,421	3,138
Net income, excluding intangible amortization (d)	19,065	22,394	6,253	56,912	20,984
Average total equity	524,459	513,606	375,229	512,533	370,758
Less: Average goodwill	85,634	85,634	46,783	85,634	46,783
Less: Average other intangible assets (net of tax) (1)	29,540	31,436	10,933	31,549	11,969
Average tangible common equity (e)	409,285	396,536	317,513	395,350	312,006
Return on average tangible common equity (d)/(e)	18.48%	22.65%	7.83%	19.25%	8.98%
Efficiency Ratio
Noninterest expense	$50,541	$48,438	$42,447	$149,344	$120,218
Less: Intangible amortization expense	2,710	2,710	1,324	8,129	3,972
Adjusted noninterest expense (f)	47,831	45,728	41,123	141,215	116,246
Net interest income	43,136	43,032	22,542	127,325	68,761
Noninterest income	29,430	31,763	28,363	88,824	81,057
Tax-equivalent adjustment	638	592	314	1,748	816
Total tax-equivalent revenue (g)	73,204	75,387	51,219	217,897	150,634
Efficiency ratio (f)/(g)	65.34%	60.66%	80.29%	64.81%	77.17%
Pre-Provision Net Revenue
Net interest income	$43,136	$43,032	$22,542	$127,325	$68,761
Add: Noninterest income	29,430	31,763	28,363	88,824	81,057
Less: Noninterest expense	50,541	48,438	42,447	149,344	120,218
Pre-provision net revenue	$22,025	$26,357	$8,458	$66,805	$29,600
Adjusted Noninterest Income
Noninterest income	$29,430	$31,763	$28,363	$88,824	$81,057
Less: Adjusted noninterest income items
Net gain (loss) on sale of loans	(35)	2,115	—	2,080	—
Net gain (loss) on sale/disposal of premises and equipment	—	(84)	476	(84)	481
Total adjusted noninterest income items (h)	(35)	2,031	476	1,996	481
Adjusted noninterest income (i)	$29,465	$29,732	$27,887	$86,828	$80,576
Adjusted Noninterest Expense
Noninterest expense	$50,541	$48,438	$42,447	$149,344	$120,218
Less: Adjusted noninterest expense items
HMNF merger- and acquisition-related expenses	(43)	11	1,661	255	2,251
Severance and signing bonus expense	104	(23)	31	1,108	626
Total adjusted noninterest expense items (j)	61	(12)	1,692	1,363	2,877
Adjusted noninterest expense (k)	$50,480	$48,450	$40,755	$147,981	$117,341

(1)	Items calculated after-tax utilizing a marginal income tax rate of 21.0%.

Alerus Financial Corporation and Subsidiaries

Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures (unaudited)

(dollars and shares in thousands, except per share data)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Adjusted Pre-Provision Net Revenue
Net interest income	$43,136	$43,032	$22,542	$127,325	$68,761
Add: Adjusted noninterest income (i)	29,465	29,732	27,887	86,828	80,576
Less: Adjusted noninterest expense (k)	50,480	48,450	40,755	147,981	117,341
Adjusted pre-provision net revenue	$22,121	$24,314	$9,674	$66,172	$31,996
Adjusted Efficiency Ratio
Adjusted noninterest expense (k)	$50,480	$48,450	$40,755	$147,981	$117,341
Less: Intangible amortization expense	2,710	2,710	1,324	8,129	3,972
Adjusted noninterest expense for efficiency ratio (l)	47,770	45,740	39,431	139,852	113,369
Tax-equivalent revenue
Net interest income	43,136	43,032	22,542	127,325	68,761
Add: Adjusted noninterest income (i)	29,465	29,732	27,887	86,828	80,576
Add: Tax-equivalent adjustment	638	592	314	1,748	816
Total tax-equivalent revenue (m)	73,239	73,356	50,743	215,901	150,153
Adjusted efficiency ratio (l)/(m)	65.22%	62.35%	77.71%	64.78%	75.50%
Adjusted Net Income
Net income	$16,924	$20,253	$5,207	$50,491	$17,846
Less: Adjusted noninterest income items (net of tax) (1) (h)	(28)	1,604	376	1,577	380
Add: Adjusted noninterest expense items (net of tax) (1) (j)	48	(9)	1,337	1,077	2,273
Adjusted net income (n)	$17,000	$18,640	$6,168	$49,991	$19,739
Adjusted Return on Average Total Assets
Average total assets (o)	$5,273,306	$5,302,728	$4,298,080	$5,282,798	$4,245,181
Adjusted return on average total assets (n)/(o)	1.28%	1.41%	0.57%	1.27%	0.62%
Adjusted Return on Average Tangible Common Equity
Adjusted net income (n)	$17,000	$18,640	$6,168	$49,991	$19,739
Add: Intangible amortization expense (net of tax) (1)	2,141	2,141	1,046	6,421	3,138
Adjusted net income, excluding intangible amortization (p)	19,141	20,781	7,214	56,412	22,877
Average total equity	524,459	513,606	375,229	512,533	370,758
Less: Average goodwill	85,634	85,634	46,783	85,634	46,783
Less: Average other intangible assets (net of tax)	29,540	31,436	10,933	31,549	11,969
Average tangible common equity (q)	409,285	396,536	317,513	395,350	312,006
Adjusted return on average tangible common equity (p)/(q)	18.55%	21.02%	9.04%	19.08%	9.79%
Adjusted Earnings Per Common Share - Diluted
Adjusted net income (n)	$17,000	$18,640	$6,168	$49,991	$19,739
Less: Dividends and undistributed earnings allocated to participating securities	148	205	24	444	102
Adjusted net income available to common stockholders (r)	16,852	18,435	6,144	49,547	19,637
Weighted-average common shares outstanding for diluted earnings per share (s)	25,713	25,714	20,075	25,693	20,037
Adjusted earnings per common share - diluted (r)/(s)	$0.66	$0.72	$0.31	$1.93	$0.98
Adjusted Net Charge-Offs to Average Loans
Net charge-offs (recoveries)	$(1,715)	$3,767	$316	$2,459	$2,896
Less: Charge-off of PCD reserves on loans transferred to non-mortgage loans held for sale	—	3,053	-	3,053	-
Adjusted net charge-offs (recoveries) (t)	(1,715)	714	316	(594)	2,896
Average total loans (u)	$4,036,936	$4,079,084	$2,968,947	$4,046,347	$2,858,634
Adjusted net charge-offs (recoveries) to average loans (t)/(u)	(0.17)%	0.07%	0.04%	(0.02)%	0.14%

(1)	Items calculated after-tax utilizing a marginal income tax rate of 21.0%.

Alerus Financial Corporation and Subsidiaries

Analysis of Average Balances, Yields, and Rates (unaudited)

(dollars in thousands)

	Three months ended						Nine months ended
	September 30, 2025		June 30, 2025		September 30, 2024		September 30, 2025		September 30, 2024
		Average		Average		Average		Average		Average
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Interest Earning Assets
Interest-bearing deposits with banks	$89,568	4.86%	$35,951	5.51%	$326,350	5.47%	$53,187	4.98%	$375,365	5.39%
Investment securities (1)	796,759	2.64	823,463	2.69	749,062	2.55	826,409	2.70	760,219	2.58
Loans held for sale	20,188	4.93	22,302	4.44	15,795	3.20	17,979	4.80	13,768	6.01
Loans
Commercial and industrial	650,787	7.51	653,635	7.51	593,685	7.26	654,061	7.44	578,839	7.21
CRE − Construction, land and development	363,466	5.77	337,867	5.97	184,611	5.68	348,093	5.85	146,454	7.03
CRE − Multifamily	340,709	6.46	347,277	6.72	242,558	5.62	350,658	6.50	245,372	5.57
CRE − Non-owner occupied (2)	887,935	6.26	955,134	6.52	663,539	5.88	934,143	6.48	615,320	5.85
CRE − Owner occupied	435,469	7.73	442,796	6.29	289,963	5.41	419,608	6.77	284,315	5.41
Agricultural − Land	66,676	5.53	66,044	5.76	42,162	4.93	66,647	5.71	41,138	4.80
Agricultural − Production	64,685	6.80	67,412	7.32	40,964	6.84	64,357	7.13	38,110	6.65
RRE − First lien	898,011	4.83	898,903	4.92	689,382	3.98	898,910	4.84	695,313	4.02
RRE − Construction	33,834	6.61	39,682	7.62	16,792	3.86	36,798	7.57	19,847	4.89
RRE − HELOC	213,232	6.82	188,494	6.99	130,705	8.00	190,272	6.96	124,321	8.19
RRE − Junior lien	40,997	6.40	42,435	6.37	36,818	5.74	42,498	6.34	36,276	6.23
Other consumer	41,135	6.94	39,405	7.01	37,768	6.76	40,302	6.99	33,329	6.64
Total loans (1)	4,036,936	6.31	4,079,084	6.31	2,968,947	5.73	4,046,347	6.28	2,858,634	5.78
Federal Reserve/FHLB stock	22,398	7.46	28,146	8.65	17,562	8.25	24,314	8.01	16,956	8.30
Total interest earning assets	4,965,849	5.70	4,988,946	5.71	4,077,716	5.12	4,968,236	5.68	4,024,942	5.15
Noninterest earning assets	307,457		313,782		220,364		314,562		220,239
Total assets	$5,273,306		$5,302,728		$4,298,080		$5,282,798		$4,245,181
Interest-Bearing Liabilities
Interest-bearing demand deposits	$1,227,029	1.80%	$1,247,241	1.80%	$1,003,595	2.31%	$1,240,589	1.80%	$944,143	2.18%
Money market and savings deposits	1,587,694	2.84	1,561,977	2.77	1,146,896	3.82	1,580,085	2.83	1,160,391	3.79
Time deposits	772,345	3.81	687,428	3.72	485,533	4.46	716,421	3.81	458,545	4.47
Fed funds purchased and BTFP	16,636	4.94	149,046	4.63	327,543	4.97	71,717	4.67	325,455	4.95
FHLB short-term advances	200,000	4.56	200,000	4.54	200,000	5.19	200,000	4.56	200,000	5.13
Long-term debt	59,137	4.37	59,112	4.42	59,027	4.58	59,111	4.42	58,999	4.62
Total interest-bearing liabilities	3,862,841	2.83	3,904,804	2.81	3,222,594	3.66	3,867,923	2.83	3,147,533	3.63
Noninterest-Bearing Liabilities and Stockholders' Equity
Noninterest-bearing deposits	800,028		808,629		628,114		819,266		656,553
Other noninterest-bearing liabilities	85,978		75,689		72,143		83,076		70,337
Stockholders’ equity	524,459		513,606		375,229		512,533		370,758
Total liabilities and stockholders’ equity	$5,273,306		$5,302,728		$4,298,080		$5,282,798		$4,245,181
Net interest rate spread		2.87%		2.90%		1.46%		2.85%		1.52%
Net interest margin, tax-equivalent (1)		3.50%		3.51%		2.23%		3.47%		2.31%

(1)	Taxable-equivalent adjustment was calculated utilizing a marginal income tax rate of 21.0%.
(2)	Average balances and average yield/rate includes non-mortgage loans sold and held for sale for the three months ended June 30, 2025 and the nine months ended September 30, 2025.